                                                                    Exhibit 23.7

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this post effective amendment No. 1 on Form S-3 to the previously filed registration statement on Form S-4 of our reports dated March 13, 1998, February 25, 1998 and August 21, 1998 for Sloan Vaults, Inc. and Affiliate, Midwest Records Management and InterMation, Inc., respectively, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 1998, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

San Diego, California
Omaha, Nebraska
Seattle, Washington
January 28, 2000